Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Fourth Quarter Fiscal Year 2010 Bookings & Sales Results

Hampton, VA, April 5, 2010 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces bookings and sales results for the fourth quarter of fiscal year 2010.

The Company announced today bookings and (unaudited) sales for the fourth quarter of fiscal year 2010 of approximately $66.6 million and $60.7 million, respectively.  Please visit the Investor Relations section of the Company’s website at http://www.meas-spec.com to view the latest investor presentation.

Frank Guidone, Company CEO commented, “While we typically do not release information prior to our filings, with so much emphasis over the past few months placed on bookings and our book to bill ratio, we felt it was important to get this information out now.  We had a very strong March, both in terms of bookings and sales, with sales increasing 11% over Q3 and 42% over the same period last year.  More importantly, we posted a favorable book to bill ratio for the quarter of approximately 1.1 and as a result, we are entering fiscal 2011 with record high backlog of approximately $76 million.”

Bookings are orders the Company has accepted from customers and are supported by purchase orders.  Please note that these figures are preliminary and unaudited.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  These forward-looking statements involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; timely development, market acceptance and warranty performance of new products; changes in product mix, costs and yields and fluctuations in foreign currency exchange rates; uncertainties related to doing business in Europe and China; fluctuations in foreign currency exchange and interest rates; legislative initiatives, including tax legislation and other changes in the Company’s tax position; legal proceedings; compliance with debt covenants, including events beyond our control; and adverse developments in the automotive industry and other markets served by us; and other risks disclosed from time to time in the Company’s SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com